                                                                     EXHIBIT 8.1

                           [LETTERHEAD OF DECHERT LLP]

August 30, 2004

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, North Carolina 28288

              Re: Wachovia Commercial Mortgage Securities, Inc.
                  S-3 Registration Statement (333-108944)

Ladies and Gentlemen:

We have acted as counsel to Wachovia Commercial Mortgage Securities, Inc. (the
"Company") in connection with the Company's Prospectus dated June 17, 2004 (the
"Base Prospectus"), as supplemented by the Prospectus Supplement dated August
12, 2004 (the "Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus"), relating to the Company's Commercial Mortgage Pass-Through
Certificates, Series 2004-C14, Class A-1, Class A-2, Class A-3, Class A-4, Class
B, Class C and Class D Certificates (the "Public Certificates").

We have examined the tax treatment of the Public Certificates described in the
Prospectus. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administration interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. Our opinion is not binding on the courts or the Internal Revenue Service.

We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the Federal laws of the United States of America.

Based on the foregoing, we are of the opinion that the description of federal income tax consequences appearing under the heading "Material Federal Income Tax
Consequences" in the Prospectus Supplement and Base Prospectus, describing the material federal income tax consequences to holders of Public Certificates, under existing law and subject to the qualifications and assumptions stated
therein, is accurate in all material respects.

We hereby consent to the filing of this letter as an exhibit to the Registration
Statement and to the reference to this firm under the heading "Material Federal
Income Tax Consequences" in the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities
Act of 1933.

Wachovia Commercial Mortgage Securities, Inc.
August 30, 2004

                                             Very truly yours,

                                             /s/ Dechert LLP

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